PATRIOT TRANSPORTATION HOLDING, INC./NEWS
Contact:      John D. Milton, Jr.
 	Chief Financial Officer	               904/396-5733



PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
RESULTS FOR THE SECOND QUARTER AND FIRST SIX
MONTHS OF FISCAL YEAR 2012.

Jacksonville, Florida; May 2, 2012 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $1,643,000 or $.17 per diluted share in the second quarter of fiscal 2012, a decrease of $40,000 or 2.4% compared to net income of $1,683,000 or $.18 per diluted share in the same period last year. Net income for the first six months of fiscal 2012 was $3,767,000 or $.40 per diluted share, a decrease of $4,311,000 or 53.3% compared to net income of $8,078,000 or $.85 per diluted share for the same period last year. Income from discontinued operations favorably impacted net income in fiscal 2011 due to an after tax gain of $4,926,000 or $.52 per diluted share from the exchange of property.

Second Quarter Operating Results. For the second quarter of fiscal 2012, consolidated revenues were $31,326,000, an increase of $2,736,000 or 9.7% over the same quarter last year.

Transportation segment revenues were $25,449,000 in the second quarter of 2012, an increase of $2,413,000 over the same quarter last year. Revenue miles in the current quarter were up 6.4% compared to the second quarter of fiscal 2011 due to business growth and a longer average haul length. Fuel surcharge revenue increased $642,000. Excluding fuel surcharges, revenue per mile increased 3.0% over the same quarter last year. The average price paid per gallon of diesel fuel increased by $.39 or 11.7% over the same quarter in fiscal 2011.

Mining royalty land segment revenues for the second quarter of fiscal 2012 were $1,025,000, an increase of $107,000 or 11.7% over the same quarter last year due primarily to a $62,000 increase in timber sales.

Developed property rentals segment revenues for the second quarter of fiscal 2012 were $4,852,000, an increase of $216,000 or 4.7% due to higher occupancy. Occupancy at March 31, 2012 was 86.0% as compared to 77.2% at March 31, 2011.

Consolidated operating profit was $3,444,000 in the second quarter of fiscal 2012, an increase of $260,000 or 8.2% compared to $3,184,000 in the same period last year. Operating profit in the transportation segment decreased $212,000 or 10.6% primarily due to increased workers compensation claim costs along with a sharp rise in fuel costs, higher vehicle repairs, increased tire prices, and cost of growth initiatives partially offset by higher gains on equipment sales and incremental profits on increased revenues. Operating profit in the mining royalty land segment increased $136,000 or 24.0% due to an increase in timber sales and reduced allocation of indirect management company costs to this segment. Operating profit in the Developed property rentals segment increased $374,000 or 32.9% due to higher occupancy and lower real estate taxes partially offset by higher maintenance costs, professional fees and allocation of indirect management company costs. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $559,000 in the second quarter of fiscal 2012, an increase of $38,000 compared to the same period last year.

                                            Continued

200 W. Forsyth St., 7th Floor/Jacksonville, Florida 32202/(904) 396-5733

The after tax income from discontinued operations for the second quarter of fiscal 2012 was $4,000 versus income of $178,000 for the same period last year. Diluted earnings per share on discontinued operations for the second quarter of fiscal 2012 was $.00 compared to $.02 in the second quarter of fiscal 2011. The discontinued operations results are primarily due to lower than expected retained liabilities and losses from prior year operations.

Six Months Operating Results. For the first six months of fiscal 2012, consolidated revenues were $61,685,000, an increase of $4,832,000 or 8.5% over the same period last year.

Transportation segment revenues were $50,290,000 in the first six months of fiscal 2012, an increase of $4,263,000 over the same period last year. Revenue miles in the first six months of fiscal 2012 were up 4.1% compared to the first six months of fiscal 2011 due to business growth and a longer average haul length. Fuel surcharge revenue increased $1,800,000. Excluding fuel surcharges, revenue per mile increased 2.1% over the same period last year. The average price paid per gallon of diesel fuel increased by $.54 or 17.1% over the same period in fiscal 2011.

Mining royalty land segment revenues for the first six months of fiscal 2012 were $2,002,000, a decrease of $11,000 or .5% over the same period last year, due to a shift in production at two locations reducing the share of mining on the property owned by the Company offset by higher timber sales.

Developed property rentals segment revenues for the first six months of fiscal 2012 were $9,393,000, an increase of $580,000 or 6.6% due to higher occupancy. Occupancy at March 31, 2012 was 86.0% as compared to 77.2% at March 31, 2011.

Consolidated operating profit was $6,658,000 in the first six months of fiscal 2012, an increase of $286,000 or 4.5% compared to $6,372,000 in the same period last year. Operating profit in the transportation segment decreased $757,000 or 19.0% primarily due to increased workers compensation and health insurance claims along with a spike in fuel costs, higher vehicle repairs, increased tire prices and cost of growth initiatives partially offset by higher gains on equipment sales and incremental profits on increased revenues. Operating profit in the mining royalty land segment increased $64,000 or 4.8% primarily due to reduced allocation of indirect management company costs to this segment. Operating profit in the Developed property rentals segment increased $722,000 or 33.3% due to higher occupancy and lower real estate taxes partially offset by increased maintenance costs and professional fees. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $851,000 in the first six months of fiscal 2012, a decrease of $257,000 compared to the same period last year which included an adjustment to the fair value of the corporate aircraft of $300,000.

The first six months of fiscal 2012 includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's Windlass Run Residential property.

The after tax income from discontinued operations for the first six months of fiscal 2012 was $3,000 versus income of $5,105,000 for the same period last year. Diluted earnings per share on discontinued operations for the first six months of fiscal 2012 was $.00 compared to $.54 in the first six months of fiscal 2011. The first six months of fiscal 2011 included a book gain on the exchange of property of $4,926,000 after tax or $.52 per diluted share.


                                                  Continued

Summary and Outlook. Transportation segment miles for this year were 4.1% higher than last year. The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles during fiscal 2012.

Developed property rentals occupancy has increased from 79.8% to 86.0% over last fiscal year end as the market for new tenants has improved and traffic for vacant space has increased. Occupancy at March 31, 2012 2011 included 104,226 square feet or 3.6% and 118,156 square feet or 4.0% respectively for temporary storage under a less than full market lease rate.Occupancy at March 31, 2012 was unfavorably impacted by vacancies representing 10.7% of the entire portfolio at two buildings in Delaware which were impacted by automobile plant closings and the residential housing downturn and the two parks that each has only one building completed. The Company has resumed development of Patriot Business Park effective April 1, 2012 due to two recent developments. On February 15, 2012, the Company signed an agreement to sell 15.18 acres of land at the site for a purchase price of $4,774,577 which would result in a profit on the sale if completed. The Company also entered into a build to suit lease signed April 2 for a 117,600 square foot building.

With cap rates at historically low levels we have engaged the real estate brokerage firm of Jones, Lang, LaSalle to explore the market value of our existing office/warehouse portfolio in the investment community. We have no preconceived decision regarding the outcome of this exploration but will analyze the results we receive and make our decision at that time in keeping with our continuing effort to manage this Company's capital in the most efficient manner possible for the longer term.

Conference Call.The Company will also host a conference call at 2:00 p.m. EDT on May 2, 2012. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-859-8150 (pass code 35733) within the United States. International callers may dial 1-334-323-7225 (pass code 35733). Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com.If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference.An audio replay will be available for sixty days following the conference call.To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226.The passcode of the audio replay is 26016917. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording.There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.


Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.

                                          Continued

               PATRIOT TRANSPORTATION HOLDING, INC.
        Summary of Consolidated Revenues and Earnings (unaudited)
                      (In thousands except per share amounts)


                                                             Three Months

    Six Months


                                                                  Ended

              Ended


                                                                March 31

        March 31
                                                               -----------       -----------


  2012
2011

  2012
2011
                                                           -----        -----  -----      ------








Revenues                                         $31,326
28,590

61,685
56,853

Operating profit
$3,444
   3,184

6,658
    6,372

Income before taxes                           $2,661    2,443   6,112    4,827
Income from continuing operations      $1,639     1,505   3,764   2,973
Income from discontinued operations         $4        178          3   5,105


Net income
                                         $1,643
1,683   3,767
8,078

Comprehensive Income
                       $1,643
1,683

3,767
8,078

Earnings per common share:
  Income from continuing operations


                       Basic
                      $0.18
0.16

    0.40
0.32

                        Diluted                   $0.17     0.16     0.40        0.31
  Income from discontinued operations
                               Basic                    $0.00     0.02     0.00        0.55
                               Diluted                  $0.00     0.02     0.00        0.54
  Net income
                               Basic                    $0.18     0.18     0.40         0.87
                               Diluted                 $0.17     0.18     0.40         0.85



Weighted average common shares outstanding:






 Basic
9,353
    9,272

9,321
9,272

 Diluted
9,471
    9,453

9,446
      9,457



                     PATRIOT TRANSPORTATION HOLDING, INC.

Condensed Balance Sheets (unaudited)

(Amounts in thousands)





March 31

September 30



2012

                     2011


                                                         -----------        ---------------





Cash and cash equivalents

                $    20,037

 $         21,026

Accounts receivable, net                           8,961                     6,702
Federal and state income taxes
   receivable                                                958                          93
Assets of discontinued operations

                107                        114

Other current assets

5,165

                     6,759

Property, plant and equipment, net

        210,161

208,988

Investment in Brooksville Joint Venture     7,470

7,412
Other non current assets                         15,684                  15,296
                                                       ------------        --------------
          Total Assets                          $   268,543        $       266,390
                                                       ========       ==========





Current liabilities                             $     16,820        $         18,198
Liabilities of discontinued operations              31

                         34

Long-term debt (excluding current
   maturities)

59,794

                   62,370

Deferred income taxes

18,147

16,919
Other non current liabilities                       4,103                     4,422
Shareholders' equity                             169,648                 164,447
                                                           ---------                 ---------

Total Liabilities and Shareholders
Equity                                              $  268,543        $       266,390


                                               Continued

                 PATRIOT TRANSPORTATION HOLDING, INC.
                              Business Segments (unaudited)
                                    (Amounts in thousands)

The Company has identified three business segments, Transportation, Mining royalty land and Developed property rentals, each of which is managed separately along product lines. All of the Company's operations are located in the Southeastern and Mid-Atlantic states. Operating results for the Company's business segments are as follows:


                                                       Three Months Ended

       Six Months Ended


                                                              March 31

                       March 31


                                                             ----------                       -----------
                                                      2012
2011

2012
             2011
                                                      -----            ------          ------             -----







Transportation revenues               $25,449       23,036        50,290          46,027
Mining royalty land revenues
            1,025
           918          2,002            2,013

Developed property rentals
  revenues
                                        4,852
4,636

 9,393
8,813
                                                       ------         ------          ------            ------







Total Revenues
$31,326
28,590

61,685
56,853


                                                   ======      =====        =====           =====











Transportation operating profit       $1,790         2,002          3,233             3,990
Mining royalty land operating profit     702            566          1,386             1,322
Developed property rentals operating
    profit
1,511
        1,137

2,890
2,168

Unallocated corporate expenses
         (559)
         (521)

  (851)
           (1,108)
                                                      --------      --------       --------         ---------







Total Operating Profit
                      $3,444
       3,184

          6,658
            6,372
                                                      =====      =====        ======         =====

